UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2025

ORION ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Woodland Drive, Manitowoc, Wisconsin	54220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (920) 892-9340

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	OESX	The Nasdaq Stock Market LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

As previously disclosed on a Current Report on Form 8-K filed by Orion Energy Systems, Inc. (the “Company”) on August 8, 2025, the Company held its 2025 Annual Meeting of Shareholders on August 7, 2025 (the “2025 Annual Meeting”) and, at the 2025 Annual Meeting, the Company’s shareholders approved an amendment (the “Amendment”) to our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) to effect a reverse stock split of the Company’s common stock, no par value per share (the “common stock”), at a ratio ranging from 1:2 to 1:100 (the “Reverse Stock Split”), with the final decision as to whether to proceed with the Reverse Stock Split and the exact ratio of the Reverse Stock Split to be determined by our board of directors (the “Board”), in its sole discretion, following such approval, at any time prior to the 2026 annual meeting of shareholders.

The Board subsequently approved effecting the Reverse Stock Split, effective August 22, 2025, and fixed a ratio for the Reverse Stock Split at a ratio of 1:10. On August 19, 2025, the Company filed the Amendment to the Articles of Incorporation attached hereto as Exhibit 3.1 with the Wisconsin Department of Financial Institutions. The Amendment will effect the Reverse Stock Split at a ratio of 1:10 effective as of 12:01 a.m., Central Time, on August 22, 2025 (the “Effective Time”).

As of the date of this Current Report on Form 8-K, the Company had approximately 35.2 million shares of common stock issued and outstanding. As a result of the Reverse Stock Split, every ten (10) shares of common stock will be automatically combined into one share of common stock, and the number of authorized shares of common stock will be reduced proportionally from 200,000,000 to 20,000,000. No fractional shares shall be issued and, in lieu thereof, upon surrender after the Effective Time of a certificate which formerly represented shares of common stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of common stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment equal to the product of the closing sales price of the common stock on The Nasdaq Capital Market on the date that is immediately prior to the Effective Time and the amount of the fractional share.

All outstanding options, restricted stock, performance shares, and similar securities entitling their holders to receive or purchase shares of common stock will be adjusted as a result of the Reverse Stock Split, as required by the terms of each security. The Reverse Stock Split will not reduce the number of authorized shares of preferred stock of the Company and will not change the par value of the common stock or the preferred stock.

For more information about the Reverse Stock Split, see the definitive proxy statement for the 2025 Annual Meeting filed by the Company with the Securities and Exchange Commission on July 7, 2025, the relevant portions of which are incorporated herein by reference (the “2025 Proxy Statement”). The description of the Amendment in the 2025 Proxy Statement and in this Current Report on Form 8-K are both qualified in their entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

On August 19, 2025, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is filed herewith as Exhibit 99.1 hereto.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 3.1	Articles of Amendment to Amended and Restated Articles of Incorporation of the Company, effective August 22, 2025.

Exhibit 99.1	Press Release issued August 19, 2025.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.

Date: August 19, 2025	By:	/s/ J. Per Brodin
J. Per Brodin
Chief Financial Officer